SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Haights Cross Communications, Inc. (the “Company”) is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”). The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. Rather, it continues to file its reports under the Exchange Act in order to comply with the reporting covenants contained in its bond indentures.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Commitment Letter.   On August 20, 2009, the Company entered into an extension of the Fourth  Forbearance Agreement and Amendment dated May 7, 2009, (the “Forbearance Agreement”) with the lenders (the “Lenders”) under the credit agreement for its senior secured term loan (the “Credit Agreement”) and DDJ Capital Management, LLC, as administrative agent and collateral agent for the Lenders (the “Agent”).  As previously disclosed, on June 17, 2009, the Company and Haights Cross Operating Company (“HCOC”), the Company’s subsidiary, executed a commitment letter (the “Commitment Letter”) with certain of the lenders and Agent.  Pursuant to the Commitment Letter, certain of the lenders had made commitments to effectuate a restructuring of the Credit Agreement.  The lenders’ commitment was subject to the satisfaction or waiver of certain conditions, including the negotiation, execution and delivery of definitive documents.  The Commitment Letter terminated upon the deadline for the funding of the facility on August 17, 2009.

A further description of the extension to the Forbearance Agreement is set forth in Item 2.04 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2009, in connection with the extension of the Forbearance Agreement, the Lenders earned a forbearance fee equal to six percent (6%) of the outstanding amount of the senior secured term loan, plus accrued and unpaid interest on such loan (the “6% Fee”), plus one percent (1%) of the amount of the senior secured term loan acquired by certain holders with whom the Company is in discussions (all together, the “Forbearance Fee”).  Two-thirds of the 6% Fee was payable upon execution of the extension of the Forbearance Agreement, and the remainder of the Forbearance Fee was added to the principal amount of the senior secured term loan subject to the Credit Agreement.  The Credit Agreement is described in Item 5 of the Company’s Form 10-Q for the period ending June 30, 2008 filed with the Securities and Exchange Commission.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Extension to Forbearance Agreement.  As previously disclosed, the Company had entered into a number of forbearance agreements pursuant to which the Lenders agreed to forbear exercising any rights and remedies under the Credit Agreement primarily relating to certain financial covenant and reporting defaults.  Under the Forbearance Agreement as extended on August 20, 2009, the Lenders have also agreed to forbear exercising any rights and remedies under the Credit Agreement related to the Company’s taking advantage of the applicable 30-day grace period with respect to payment of the semi-annual interest payments due August 3, 2009 on the Company’s 12 ½% Senior Discount Notes due 2011 (the “Discount Notes”) and due August 17, 2009 on the Company’s 11 ¾% Senior Notes due 2011 (the “Senior Notes”).

Under the Forbearance Agreement, the Lenders have agreed to forbear exercising any rights and remedies under the Credit Agreement until the earliest of (i) August 28, 2009; (ii) the occurrence of an event of default under the Credit Agreement other than those events covered by the Forbearance Agreement; (iii) the occurrence or existence of any event of default under either of the indentures for the Company’s Senior Notes and Discount Notes; or (iv) the Lenders in good faith provide notice to the Agent that the Company is not negotiating in good faith to consummate a restructuring.  Upon expiration of the forbearance period, the Forbearance Agreement will be immediately and automatically terminated and be of no further force or effect.

Item 8.01.  Other Events

The Company has reached an agreement-in-principle with holders of 100% of the Company’s senior secured term loan and holders of more than 80% of the Company’s Senior Notes pursuant to which the Company will pursue, among other things, a restructuring of the Company’s Senior Notes and Senior Discount Notes and an amendment to its Credit Agreement (the “Restructuring”). No changes in the Company’s operating businesses, Triumph Learning and Recorded Books, are planned in the restructuring and the Company anticipates doing business under normal vendor trade terms with all of its operating partners.

The Company cannot assure that it will be successful in consummating the Restructuring on favorable terms, if at all.  The consummation of the Restructuring will be subject to the completion of definitive transaction documents and be subject to various closing conditions contained therein. In the event that the Company is not able to successfully complete the Restructuring, it intends to explore all other restructuring alternatives available to it at that time, which may include an out-of-court restructuring or the commencement of a Chapter 11 plan of reorganization under the U.S. Bankruptcy Code. The Company cannot assure that any alternative restructuring arrangement or plan could be accomplished.

The Company is currently taking advantage of the applicable 30-day grace period with respect to payment of the semi-annual interest payments due August 3, 2009 on the Discount Notes and due August 17, 2009 on the Senior Notes to pursue the Restructuring.  The Company’s Forbearance Agreement and Credit Agreement prohibit the Company from making interest payments on the Discount Notes or Senior Notes while the Company remains in default under the Credit Agreement. The cure of such default will require, among other things, the successful completion of the Restructuring.  Under the applicable indenture relating to each of the Discount Notes and Senior Notes, use of the 30-day grace period does not constitute a default that permits acceleration of such notes.

On August 20, 2009, the Company terminated its Private Offer to Exchange and Consent Solicitation (the “Exchange Offer”) to qualified investors to exchange the Company’s Discount Notes for shares of common stock of the Company.  Prior to the termination of the Exchange Offer, the Company had not received the requisite threshold of tenders. No further tenders of Discount Notes will be accepted and any Discount Notes previously tendered pursuant to the Exchange Offer and not withdrawn will be promptly returned to the tendering holder thereof or credited to the account maintained at the depository from which such Discount Notes were tendered, as applicable.

A copy of the press release announcing, among other things, the extension of the Forbearance Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

	By:	/s/ Mark Kurtz
Name: Mark Kurtz
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release